--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 8, 2001



                                  PRECIS, INC.
                   (FORMERLY PRECIS SMART CARD SYSTEMS, INC.)
             (Exact name of registrant as specified in its charter)



          OKLAHOMA                    001-15667                  73-1494382
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



            2500 SOUTH MCGEE DRIVE, SUITE 147
                 OKLAHOMA CITY, OKLAHOMA                         73072
         (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: (405) 292.4900








--------------------------------------------------------------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Pursuant to the Agreement and Plan of Merger dated March 23, 2001 (the "Merger Agreement"), on June 8, 2001, The Capella Group, Inc., a Texas corporation ("Capella Group"), merged with and into Precis-Capella Group Acquisition, Inc., an Oklahoma corporation ("Merger Sub") and became a wholly-owned subsidiary of Precis Smart Card Systems, Inc. (the
"Merger-Acquisition"). Pursuant to the Merger Agreement, Precis Smart Card Systems, Inc. (the "Company") paid or issued and delivered to the shareholders of Capella Group at closing the following:

(i)      2,775,000 shares of the Company's common stock;

(ii)     $2,271,609 in immediately available funds; and

(iii)    promissory notes in the aggregate principal sum of $1,000,000.

Furthermore, Judith H. Henkels and her designee Bobby R. Rhodes became directors of the Company on June 8, 2001. Until all of the shares of common stock that are deliverable under the terms of the Merger Agreement (which is anticipated to be on or before April 30, 2002), Ms. Henkels and Mr. Rhodes will serve as members of the Company's Board of Directors as the designees of Ms. Henkels. In the event of the resignation or death of Ms. Henkels or Mr. Rhodes, a person designated by Ms. Henkels (or her successors in interest in the event she is deceased) will be named as a director to fill the vacancy created by the resignation or death. The Merger-Acquisition may be viewed as a change in control of the Company.

         Moreover, as a condition of the Merger Agreement and pursuant to the Third Amendment of the Agreement and Plan of Merger dated March 21, 2000, Paul
A. Kruger and Mark R. Kidd, the former shareholders of Foresight, Inc., waived their rights to receive additional shares of the Company's common stock based upon our consolidated net income before tax expense (as adjusted) for the years 2002 and 2003. In consideration for this waiver and agreement, the Company issued and delivered 1,250,000 shares of our common stock to Messrs. Kruger and Kidd at closing of the merger-acquisition of Capella Group and agreed to issued and deliver one share of the Company's common stock for each $1.00 that the Company's consolidated income before tax expense (as adjusted) for 2001 exceeds $1,750,000, assuming merger-acquisition of Capella Group was completed on January 1, 2001.

         The following table presents, as of June 8, 2001, information related to the beneficial ownership of the Company's common stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's executive officers and directors as a group, together with their percentage holdings of the outstanding shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships amongst the Company's executive officers and directors. For purposes of the following table, the number of shares and percent of ownership of the Company's outstanding common stock that the named person beneficially owns include shares of the Company's common stock that the person has the right to acquire before July 7, 2001 pursuant to exercise of stock options, warrants and conversion of the outstanding series A convertible preferred stock, and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.


                                                        SHARES       PERCENT OF
                                                     BENEFICIALLY   OUTSTANDING
NAME (AND ADDRESS) OF BENEFICIAL OWNER                 OWNED(1)     SHARES(1)(2)
--------------------------------------               ------------- ---------------

Judith H. Henkels(3)                                    2,025,000         29.5%
   2032 North Highway 360
   Grand Prairie, Texas 75050

Paul A. Kruger(4)                                       1,647,917         23.4%
    2500 South McGee Drive, Suite 147
    Norman, Oklahoma 73072

Michael R. Morrisett                                      270,401          3.9%
    8626 South Florence Avenue
    Tulsa, Oklahoma 74137

Bobby R. Rhodes(5)                                        250,000          3.6%

Larry E. Howell(6)                                        110,000          1.6%

John Simonelli(6)                                         110,000          1.6%

Kent H. Webb, M.D.(6)                                     107,018          1.6%

Mark R. Kidd(6)                                           153,750          2.2%

Lyle W. Miller(6)                                          10,000            *

Michael E. Dunn(7)                                         12,000            *

Executive Officers and Directors as a group
    (of nine persons)(8)                                4,425,685         64.4%


------------------------
 *       The percentage is less than 1.0%.
(1) Shares not outstanding but deemed beneficially owned by virtue of the right of the named person to acquire the shares on or before July 7, 2001 are treated as outstanding for determining the amount and percentage of common stock owned by the named person. Based upon Company's knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.
(2) The percentage shown was rounded to the nearest one-tenth of one percent, based upon 6,875,000 shares of common stock being outstanding.
(3) Ms. Henkels is an executive officer and a director of the Company. The beneficially owned shares and percentage include 1,500,000 shares of common stock owned by Judith H. Henkels, 250,000 shares of common stock owned by Leland S. Chaffin, Jr. (who is Ms. Henkels' husband), 225,000 shares of common stock owned by the Trust Under The Capella Group, Inc. IMR 2001 Bonus Plan and 50,000 shares of common stock owned by the Trust Under The Capella Group, Inc. Employee 2001 Bonus Plan both of which Ms. Henkels is trustee.
(4) Mr. Kruger is the Chief Executive Officer and Chairman of the Board of the Company. The beneficially owned shares and the percentage include 166,667 shares of common stock into which the series A preferred stock may be converted and 10,000 shares of common stock issuable upon exercise of stock options.
(5)      Mr. Rhodes is a director of the Company.
(6) The named person is a director of the Company. The beneficially owned shares and percentage include 10,000 shares of common stock issuable upon exercise of stock options.
(7) Mr. Dunn is a director of the Company. The beneficially owned shares and the percentage include 10,000 shares of common stock issuable upon exercise of stock options and 2,000 shares of common stock that Dunn Swan & Cunningham (of which Mr. Dunn is President) is entitled to receive but have not been issued.

(8) The beneficially owned shares and the percentage include (i) 250,000 shares of common stock owned by Leland S. Chaffin, Jr., who is Ms. Henkels' husband, (ii) 225,000 shares of common stock owned by the Trust Under The Capella Group, Inc. IMR 2001 Bonus Plan of which Ms. Henkels is trustee, (iii) 50,000 shares of common stock owned by the Trust Under The Capella Group, Inc. Employee 2001 Bonus Plan of which Ms. Henkels is trustee, (iv)166,667 shares of common stock into which the series A preferred stock held by Mr. Kruger may be converted, (v) 70,000 shares of common stock issuable upon exercise of stock options and (vi) 2,000 shares of common stock that Dunn Swan & Cunningham (of which Mr. Dunn is President) is entitled to receive but have not been issued.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

GENERAL

         Pursuant to the Agreement and Plan of Merger dated March 23, 2001 (the "Merger Agreement"), on June 8, 2001, The Capella Group, Inc., a Texas corporation ("Capella Group"), merged with and into Precis-Capella Group Acquisition, Inc., a Texas corporation ("Merger Sub") and became a wholly-owned subsidiary of the Company (the "Merger-Acquisition"). The name of the Merger Sub was also changed to The Capella Group, Inc. The Merger Agreement was approved at the Company's annual shareholders meeting held on June 8, 2001. The Merger-Acquisition was accounted for under the purchase method of accounting.

BUSINESS OF THE CAPELLA GROUP

         Capella Group offers savings on healthcare services throughout the United States to persons who are under-insured, a population encompassing over 120 million people. Capella Group offers these savings by accessing the same preferred provider organizations, known as PPO's, which are utilized by insurance companies providing healthcare coverage. These networks provide savings of 10% to 80% on all types of medical related expenses, including those of doctors, hospitals, ancillary service providers, dentists, vision care centers, pharmacies, chiropractors, alternative care providers, mail order hearing aids, laser eye surgery, air ambulance and veterinarians.

         These programs also include a 24-hour nurse hotline and savings on legal services. The Precis Instacare emergency medical card has also recently been added to the programs. Program pricing ranges from $9.95 to $54.95 per month depending on the program elements selected.

         Capella Group's programs are sold primarily through a network marketing strategy under the name Care Entree. Capella Group also offers its programs through a number of companies under their names and private labels. The Care Entree programs are designed to benefit health care providers as well as the network members. Providers commonly give reduced or preferred rates to preferred provider organization networks in exchange for steerage of patients; however, the providers must still file claim forms and wait 30 to 60 days to be paid for their services. The Care Entree programs utilize these same preferred provider organization networks to obtain the same savings for its program members; however, the healthcare providers are paid immediately for their services and are not required to file claim forms. Capella Group provides transaction facilitation services to both the program member and the healthcare provider. As of March 31, 2001, Capella Group had approximately 83,028 people utilizing its programs.

         Pursuant to the Merger Agreement,

o At closing of the Merger-Acquisition, the shareholders of Capella Group were paid $2,271,609 in immediately available funds, issued and delivered promissory notes in the aggregate sum of $1,000,000, and issued and delivered 2,775,000 shares of the Company's common stock;

o The Company agreed to issue to the shareholders of Capella Group one share of the Company's common stock for each dollar of Capella Group's income before tax expense (increased by certain adjustments) during 2001, assuming the Merger-Acquisition was completed on January 1, 2001, in excess of $1,275,000 reduced by the lesser of (i) 25,000 shares of our common stock or (ii) one share of the Company's common stock for each $4.00 of income before tax expense of Capella Group (as adjusted) (assuming the merger-acquisition was completed on January 1, 2001) in excess of $2,500,000;

o The Company agreed to contribute to the Trust Under The Capella Group, Inc. IMR 2001 Bonus Plan on or before March 31, 2002, the lesser of (i) 25,000 shares of our common stock or (ii) one share of the Company's common stock for each $4.00 of income before tax expense (as adjusted) of Capella Group (assuming the merger-acquisition was completed on January 1, 2001) in excess of $2,500,000; and

o Until all of the shares of common stock have been delivered under the terms of the Merger Agreement (approximately until April 30, 2002),

         o Judith Henkels and her designee will serve as members of our board of directors, which will increase our board to nine members, and

         o in the event of the resignation or death of Ms. Henkels or her designee, a person designated by Ms. Henkels (or her successor in interest in the event she is deceased) will be named as a director to fill the vacancy created by the resignation or death.

         Furthermore, as a condition of the Merger Agreement, Paul A. Kruger and Mark R. Kidd, the former shareholders of Foresight, Inc. waived their rights to receive additional shares of common stock based upon the Company's consolidated net income before tax expense (as adjusted) for the years 2002 and 2003. In consideration for this waiver, at closing of the merger-acquisition of Capella Group, the Company issued and delivered 1,250,000 shares of the Company's common stock to Messrs. Kruger and Kidd and agreed to issue and deliver one share of common stock for each $1.00 that our consolidated income before tax expense (as adjusted) for 2001 exceeds $1,750,000, assuming the Merger-Acquisition was completed on January 1, 2001.

         The shares of common stock were issued without registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and the applicable state securities act. The shares of common stock issued or that may be issued to the former shareholders of Capella Group pursuant to the Merger Agreement and to the former shareholders of Foresight are "restricted securities" as defined under Rule 144 of the Securities Act of 1933, as amended. These shares are not freely transferable; however, they may be resold in compliance with the applicable holding period, volume, manner-of-sale and notice requirements of Rule 144. For purposes of Rules 144 and 145 of the Securities Act of 1933, the former shareholders of Capella Group are considered to have acquired their shares on June 8, 2001 and the former shareholders of Foresight are considered to have acquired their shares on December 7, 2000, which is the commencement date of the one- and two-year holding periods of these shares for purposes of Rule 144.

MATERIAL INTERESTS OF MANAGEMENT MEMBERS

         Paul A. Kruger, the Company's Chief Executive Officer and Chairman, and Mark R. Kidd, the Company's Chief Financial Officer, Secretary and Treasurer and a Director, received

o 1,250,000 shares of the Company's common stock in their capacities as former shareholders of Foresight at closing of the Merger-Acquisition and

o are entitled to receive one share of the Company's common stock for each dollar of Capella Group's and the Company's combined and consolidated 2001 net income before tax expense (plus the goodwill amortization attributable to the acquisition of Foresight) in excess of $1,750,000.

         Furthermore, each of Larry E. Howell and John Simonelli, both serving as directors of the Company, are entitled to receive a fee pursuant to their consulting agreements with us, based upon value of the merger consideration delivered to Capella Group shareholders. Each fee is $128,795, without considering the value of the additional shares of common stock that may be delivered to the shareholders of Capella Group based upon Capella Group's adjusted 2001 net income before tax expense.

         As a condition of the Merger Agreement, the Company entered into employment agreements with each of Judith H. Henkels, John F. Luther, Mary L. Kelly, Bobby R. Rhodes, and Leland S. Chaffin, Jr. Each agreement is for a three-year term; however, the term is automatically extended for additional one-year terms, unless the Company or the employee gives six-month advance notice of termination. These agreements provide, among other things,

o an annual base salary of $150,000 (increasing to $160,000 in 2002) for Ms. Henkels, $85,000 (increasing to $95,000 in 2002) for Ms. Kelly and Messrs. Luther, Rhodes and Chaffin;

o setting aside an amount equal to 15% of Capella Group's earnings before interest and taxes to be distributed to employees and officers of Capella Group at the discretion of its Board of Directors;

o entitlement to fringe benefits including medical and insurance benefits and participation in our 401(k) plan and MSA plan and any other benefit plan we establish; and

o limited salary continuation during any period of temporary or permanent disability, illness or incapacity to substantially perform the services required under the agreement or in the event of employee's death.

These agreements require the employee to devote the required time and attention to the business and affairs necessary to carry out her or his respective responsibilities and duties. The employee may hold executive positions with other entities and own interests in, manage or otherwise operate other businesses, so long as the employee does not directly compete with the Company. Each agreement may be terminated by the employee upon 90-day advance notice or by the Company upon 30-day advance notice for "good cause" or failure to correct of any breach or default within the 30 days. "Good cause" includes commitment of a felony (excepting any felony traffic offense) or any crime directly related to the employment which causes a substantial detriment to us, actions contrary to our best interest, willful failure to take actions permitted by law and necessary to implement our written policies, continued failure or refusal to attend to duties, or willful misconduct materially and demonstrably injurious to the Company, financially or otherwise.

ACCOUNTING TREATMENT OF THE MERGER-ACQUISITION

         For accounting purposes, Capella Group is considered to have been purchased by the Company. The purchase price of Capella Group is $8,726,517 for accounting purposes, of which $7,889,366 was recorded as goodwill, an intangible asset. This purchase price is the aggregate sum of

o        $3,271,609 consisting of $2,271,609 payment and $1,000,000 of promissory notes made or delivered at closing of the Merger-Acquisition, and

o $5,078,250 representing the value of the 2,775,000 shares of common stock delivered at closing of the merger-acquisition based upon the average closing price for the stock on March 21, 2001 through March 28, 2001 of $3.05 reduced by a 40% discount. The discount is attributable to the one-year holding period requirement of the Capella shareholders, a blockage discount applicable to the number of shares issued to the Capella shareholders in comparison to the number of shares of Precis stock held by the public, and the volatility of the trading volume of the Company's stock. The average closing price was calculated on the dates surrounding the announcement date of Capella Merger which was March 26, 2001.

The resulting $7,889,366 of goodwill will be amortized over 15 years. Any additional shares of our common stock issued and delivered in connection with the Merger-Acquisition will increase the purchase price of Capella Group and will be recorded as additional goodwill based upon the market value of the shares on the date of issuance. This additional goodwill will be amortized over the remainder of the 15-year period.

         The 1,250,000 shares of our common stock delivered to the former shareholders of Foresight at closing of the Merger-Acquisition (pursuant to the third amendment of the Agreement and Plan of Merger pursuant to which the Company acquired Foresight) were valued at the same price as the shares issued to Capella Group shareholders. The resulting $2,287,500 of goodwill will be amortized over 14.5 years. The value of these and any other shares of our common stock issued and delivered to the former Foresight shareholders in conjunction with the Foresight merger-acquisition will increase the purchase price of Foresight and will be recorded as additional goodwill attributable to the Foresight merger-acquisition. The resulting $2,287,500 of goodwill will be amortized over 14.5 years.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS AND EXHIBITS.

         The audited financial statements of Capella Group as of December 31, 2000 and 1999 and for the years then ended, and the unaudited financial statements of Capella Group as of March 31, 2001 and for the three months then ended are incorporated by reference to pages F-3 through F-14 appearing in the Company's Schedule A (Proxy Statement) filed with the Commission on May 16, 2001.

         (b)  PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma financial statements giving effect to the acquisition of Capella Group by the Company appear at pages F-1 through F-5 of this Report.

         (c)  EXHIBITS.

         2.1 Agreement and Plan of Merger, among Registrant, Precis-Capella Group, Inc., The Capella Group, Inc., Judith H. Henkels, John
                  F. Luther, Mary L. Kelly, Bobby R. Rhodes, Leland S. Chaffin, Jr., Trust Under the Capella Group, Inc. IMR 2001 Bonus Plan and Trust Under the Capella Group, Inc. Employee 2001 Bonus Plan, dated March 23, 2001, incorporated by reference to the
                  Schedule 14A filed with the Commission on May 16, 2001.

         2.2 Third Amendment to Agreement and Plan of Merger, amongst Registrant, Precis-Foresight Acquisition, Inc., Paul A. Kruger and Mark R. Kidd, dated June 8, 2001.*

        3.1 Second Amendment to the Certificate of Incorporation of Registrant, dated and filed with the Secretary of State of the State of Oklahoma on June 18, 2001.*

        3.2 Restated Certificate of Incorporation of Registrant, dated and filed with the Secretary of State of Oklahoma on June 18, 2001.*
------------------------
*       Previously filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PRECIS SMART CARD SYSTEMS, INC.
                                          (Registrant)


                                          By: /s/ MARK R. KIDD
                                             ------------------------
                                                    Mark R. Kidd
                                                    Vice President

Date: July 25, 2001

                                  PRECIS, INC.
                        PRO FORMA COMBINED BALANCE SHEET

                        AS OF MARCH 31, 2001 (UNAUDITED)


                                                                                     PRO FORMA
                                                                   THE CAPELLA      ADJUSTMENTS       PRO FORMA
                                                  PRECIS, INC.     GROUP, INC.       (NOTE 2)          COMBINED
                                                  --------------   -------------   --------------   ---------------
             ASSETS

Current assets:
   Cash and cash equivalents                      $   4,335,603    $  1,285,384    $  (2,271,609)(a) $   3,349,378
   Accounts receivable                                  996,457          33,637               --         1,030,094
   Inventory                                                 --          28,882               --            28,882
   Prepaid expenses and other assets                         --          30,874               --            30,874
                                                  --------------   -------------   --------------   ---------------
       Total current assets                           5,332,060       1,378,777       (2,271,609)        4,439,228
                                                  --------------   -------------   --------------   ---------------
Fixed assets, net                                       139,592         673,358               --           812,950
                                                                                       8,127,259 (a)
Goodwill, net                                         2,678,376              --        2,287,500 (b)    13,093,135
Other assets                                             80,359          34,867               --           115,226
                                                  --------------   -------------   --------------   ---------------
TOTAL ASSETS                                      $   8,230,387    $  2,087,002    $   8,143,150     $  18,460,539
                                                  ==============   =============   ==============   ===============

                 LIABILITIES AND
              STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                               $      59,784    $     86,578    $          --     $     146,362
   Accrued liabilities                                1,179,900         849,074          376,658 (a)     2,405,632
   Current portion of capital leases                         --         105,413               --           105,413
   Note payable to stockholders                              --              --        1,000,000 (a)     1,000,000
                                                  --------------   -------------   --------------   ---------------
      Total current liabilities                       1,239,684       1,041,065        1,376,658         3,657,407
                                                  --------------   -------------   --------------   ---------------
Income taxes payable                                     45,729              --               --            45,729
Capital leases, net of current portion                       --         446,679               --           446,679
                                                  --------------   -------------   --------------   ---------------
      Total liabilities                               1,285,413       1,487,744        1,376,658         4,149,815
                                                  --------------   -------------   --------------   ---------------
Stockholders' equity:
   Preferred stock                                    2,000,000             991             (991)(a)     2,000,000
                                                                                          27,750 (a)
                                                                                          (1,000)(a)
   Common stock                                          28,500           1,000           12,500 (b)        68,750
                                                                                       5,050,500 (a)
                                                                                        (249,000)(a)
   Additional paid-in capital                         9,103,274         249,000        2,275,000 (b)    16,428,774
   Retained earnings (deficit)                       (4,186,800 )       348,267         (348,267)(a)    (4,186,800)
                                                  --------------   -------------   --------------   ---------------
      Total stockholders' equity                      6,944,974         599,258        6,766,492        14,310,724
                                                  --------------   -------------   --------------   ---------------
Total liabilities and stockholders' equity        $   8,230,387    $  2,087,002    $   8,143,150     $  18,460,539
                                                  ==============   =============   ==============   ===============


The accompanying notes are an integral part of this unaudited pro forma financial statement.

                                  PRECIS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

              FOR THE THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)


                                                                                   PRO FORMA
                                                                 THE CAPELLA      ADJUSTMENTS        PRO FORMA
                                                PRECIS, INC.     GROUP, INC.       (NOTE 2)          COMBINED
                                                --------------  ---------------  --------------    --------------
Product and service revenues                    $   2,354,159   $    2,949,838   $          --     $   5,303,997
                                                --------------  ---------------  --------------    --------------
Operating expenses:
    Cost of operations                              1,605,957          700,564              --         2,306,521
    Sales and marketing                               287,348        1,210,964              --         1,498,312
    General and administrative                        322,264          508,000              --           830,264
                                                --------------  ---------------  --------------    --------------
        Total operating expenses                    2,215,569        2,419,528              --         4,635,097
                                                --------------  ---------------  --------------    --------------
Operating income (loss)                               138,590          530,310              --           668,900
                                                --------------  ---------------  --------------    --------------
Other expense (income):
    Interest income and expense, net                  (62,222)          19,095              --           (43,127)
                                                                                       135,454 (a)
    Amortization of goodwill                           44,954               --          39,441 (b)       219,849
                                                --------------  ---------------  --------------    --------------
        Total other expense (income)                  (17,268)          19,095         174,895           176,722
                                                --------------  ---------------  --------------    --------------
Income before income taxes                            155,858          511,215        (174,895)          492,178
Provision for income taxes                             26,515          183,565         (59,744)(c)       150,336
                                                --------------  ---------------  --------------    --------------
Net income                                            129,343          327,650        (115,151)          341,842
Preferred stock dividends                              60,000               --              --            60,000
                                                --------------  ---------------  --------------    --------------
Net income applicable to
    common stockholders                         $      69,343   $      327,650   $    (115,151)    $     281,842
                                                ==============  ===============  ==============    ==============
Net income per share of common stock            $        0.02                                      $        0.04
                                                ==============                                     ==============
Weighted average number of
    common shares outstanding                        2,850,000                                         6,875,000
                                                ===============                                    ==============








           The accompanying notes are an integral part of this unaudited pro forma financial statement.

                                  PRECIS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                FOR THE YEAR ENDED DECEMBER 31, 2000 (UNAUDITED)


                                                   FORESIGHT,                      PRO FORMA
                                                      INC.        THE CAPELLA     ADJUSTMENTS        PRO FORMA
                                  PRECIS, INC.      (NOTE 1)      GROUP, INC.       (NOTE 2)          COMBINED
                                  --------------  -------------- --------------- ---------------   ---------------
Product and service revenues      $     595,182   $   6,558,419   $   5,615,687  $           --    $   12,769,288
                                  --------------  -------------- --------------- ---------------   ---------------

Operating expenses:
    Cost of operations                  386,222       4,036,451       1,542,629              --         5,965,302
    Product deployment and
        research and development         44,392              --              --              --            44,392
    Sales and marketing                 295,942         859,857       2,318,658              --         3,474,457
    General and administrative          531,058       1,291,579       1,324,335              --         3,146,972
                                  --------------  -------------- --------------- ---------------   ---------------
        Total operating expenses      1,257,614       6,187,887       5,185,622              --        12,631,123
                                  --------------  -------------- --------------- ---------------   ---------------
Operating income (loss)                (662,432)        370,532         430,065              --           138,165
                                  --------------  -------------- --------------- ---------------   ---------------
Other expense (income):
    Interest (income)
        and expense, net               (201,252)        (15,968)         22,079              --          (195,141)
                                                                                        541,817 (a)
                                                                                        157,764 (b)
    Amortization of goodwill             15,214              --              --         167,354 (d)       882,149
                                  --------------  -------------- --------------- ---------------   ---------------
        Total other expense
           (income)                    (186,038)        (15,968)         22,079         866,935           687,008
                                  --------------  -------------- --------------- ---------------   ---------------
Income (loss) before
        income taxes                   (476,394)        386,500         407,986        (866,935)         (548,843)
(Provision) benefit for
    income taxes                             --        (122,301)       (128,982)        251,283 (c)            --
                                  --------------  -------------- --------------- ---------------   ---------------
Net income (loss)                      (476,394)        264,199         279,004        (615,652)         (548,843)
Preferred stock dividends                16,000              --              --         224,000 (e)       240,000
                                  --------------  -------------- --------------- ---------------   ---------------
Net income (loss) applicable to
    common stockholders           $    (492,394)  $     264,199   $     279,004  $     (839,652)   $     (788,843)
                                  ==============  ============== =============== ===============   ===============
Net loss per share of
    common stock                  $       (0.21)                                                   $        (0.11)
                                  ==============                                                   ===============
Weighted average number of
    common shares outstanding         2,296,000                                                         6,875,000
                                  ==============                                                   ===============





           The accompanying notes are an integral part of this unaudited pro forma financial statement.

                                  PRECIS, INC.
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)


Note 1 - Basis for Presentation

         The unaudited pro forma combined statements of operations present the pro forma effects of the merger of Precis-Capella Group Acquisition, Inc. ("Merger Sub"), a wholly-owned subsidiary of Precis, Inc. ("Precis"), with The Capella Group, Inc., a Texas corporation ("Capella") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among Precis, Merger Sub and Capella dated March 23, 2001 (the "Capella Merger") which became effective on June 8, 2001. The Capella Merger has been accounted for under the purchase method of accounting, and, as a result of this merger, Capella became a wholly-owned subsidiary of Precis. Capella is a provider of innovative healthcare solutions that offer consumers discounts on various health-related expenses.

         Under the Merger Agreement, Precis paid $2,271,609 in cash, issued $1,000,000 in the form of notes payable and issued 2,775,000 shares of its common stock to the shareholders of Capella. In addition, Precis will issue to the shareholders of Capella one share of our common stock for each dollar of income before income tax expense (increased by certain adjustments) of Capella for 2001 in excess of $1,275,000. Any additional common shares issued following completion of the Capella Merger will be recorded as additional goodwill at their fair value on the date of issuance. The additional recorded goodwill will be amortized over the remaining life of the original goodwill.

         On December 7, 2000, the Company acquired Foresight, Inc. ("Foresight") for 166,667 shares of preferred stock with a par value of $2,000,000 and 500,000 shares of common stock with an approximate market value of $742,200 as of the closing date (the "Foresight Merger"). Foresight is a provider of innovative membership service programs. The acquisition was accounted for as a purchase, with the purchase price allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The results of Foresight's operations are included in the pro forma combined financial statements assuming the Foresight Merger was completed on January 1, 2000.

         The accompanying unaudited pro forma combined financial statements are presented assuming (i) the Capella Merger occurred or was consummated as of March 31, 2001, the date of the balance sheet, or (ii) the Capella Merger and the Foresight Merger occurred or were consummated as of January 1, 2000, the first day of the year ended December 31, 2000, the period presented. The information presented for Precis and Capella as of and for the three months ended March 31, 2001 and Foresight for the eleven months ended November 30, 2000, is derived from the unaudited financial statements of Precis, Capella and Foresight for such periods. The information presented for Precis and Capella for the year ended December 31, 2000, is derived from the audited financial statements of Precis and Capella for such period.

         The pro forma financial information presented in the unaudited pro forma combined financial statements is not necessarily indicative of the financial position or results of operations that would have been achieved had the operations been those of a single consolidated corporate entity. The results of operations presented in the unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of future operations of Precis following consummation of the Capella Merger.

Note 2 - Pro Forma Adjustments

         The accompanying unaudited pro forma combined financial statements have been adjusted to record and give effect to the Capella Merger and Foresight Merger as follows:

         (a) The purchase of Capella and resulting goodwill. The consideration given to the shareholders of Capella was valued as follows: the $2,271,609 cash and $1,000,000 in promissory notes were valued at face value; the 2,775,000 shares of common stock have been valued at the average closing price for the stock on March 21, 2001 through March 28, 2001 of $3.05 reduced by a 40% discount. The

                         PRECIS SMART CARD SYSTEMS, INC.
     NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)(CONCLUDED)


                  discount is attributable to the one-year holding period requirement of the Capella shareholders, a blockage discount applicable to the number of shares issued to the Capella shareholders in comparison to the number of shares of Precis stock held by the public and the volatility of the trading volume of Precis stock. The average closing price was calculated on the dates surrounding the release date of Capella Merger which was March 26, 2001. The resulting $8,127,159 of goodwill will be amortized over 15 years and is attributable to Capella's sales representatives network, product development and vendor network. Our historical financial statements will reflect the value of the consideration for the merger and the resulting goodwill as of the closing date of the merger.

         (b) The former shareholders of Foresight, Inc. received 1,250,000 shares of common stock at the closing of the Capella Merger. The 1,250,000 shares of common stock have been valued at the same price as the shares issued to Capella shareholders. The resulting $2,287,500 of goodwill will be amortized over 14.5 years.

         (c)      The provision for income taxes for the year ended
                  December 31, 2000, applicable to Capella and Foresight has been eliminated to reflect the benefit that would have been realized from the consolidation of Precis, Foresight and Capella.

         (d) Goodwill amortization has been adjusted to reflect the Foresight merger as if it had occurred on January 1, 2000.

         (e) The 166,667 shares of preferred stock issued in conjunction with the Foresight merger have an annual cumulative dividend rate of $1.44 per share.

Note 3 - Goodwill

         Goodwill recorded in connection with the Capella Merger will be amortized on a straight-line basis over 15 years. The selection of a 15-year amortization period considers the nature of Capella's business and the products and services provided by Capella. Capella's customers have the right to terminate membership with Capella at any time. However, because of the marketing organization that Capella has developed over its 4 years of operations, historically terminating customers have been replaced with new customers. In acquiring Capella, the intent is not to acquire individual customers, but to acquire the employee organization and management responsible for obtaining and maintaining customers. Precis will continually review whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill warrants revision or that the remaining unamortized balance of goodwill is not recoverable. When factors, such as operating losses, loss of customers, or changes in the membership services industry, if present, indicate that goodwill should be evaluated for possible impairment, Precis will use an estimate of the related undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Although management believes that goodwill will be recoverable over the amortization period, it is possible, due to a change in circumstances, that the carrying value of goodwill could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

                             * * * * * * * * * * * *